UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2015

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 1, 2015, Orthofix International N.V. (the “Company”) received a letter from the Nasdaq Stock Market stating that a Nasdaq Hearings Panel (the “Hearings Panel”) had granted the Company’s request for relief from delisting provided that the Company completes the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “2014 Form 10-K”) by April 30, 2015.

As previously disclosed, the filing of the 2014 Form 10-K has been delayed while the Company worked to complete a restatement of its consolidated financial statements for the fiscal years ended December 31, 2013, 2012 and 2011 (including the interim quarterly periods contained within the fiscal years ended December 31, 2013 and 2012) and the fiscal quarter ended March 31, 2014.  These restated financial statements were completed and filed with the Securities Exchange Commission on March 31, 2015.  In addition, on March 31, 2015, the Company filed its Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2014 and September 30, 2014, which had also been delayed while the Company worked to complete this restatement.

The Company is working expeditiously to complete the 2014 Form 10-K, and currently expects to file it on or prior to April 30, 2015.  In the event that the Company’s expected timing changes, the Company has agreed to promptly update the Hearings Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.
By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm Chief Administrative Officer, General Counsel and Corporate Secretary

Date: April 1, 2015